UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 25, 2016 (August 19, 2016)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350
Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Offering of Class A Common Stock

On August 19, 2016, Jones Energy, Inc. (the “Company”) and Jones Energy Holdings, LLC (“JEH LLC”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Common Stock Underwriters”), with respect to the offer and sale of 21,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The Common Stock Underwriting Agreement also provides the Common Stock Underwriters an option to purchase an additional 3,150,000 shares of Class A Common Stock within 30 days of the date of the Common Stock Underwriting Agreement. The Class A Common Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-211568), which became effective July 26, 2016.  The closing of the sale of Class A Common Stock is expected to occur on August 26, 2016.

The Common Stock Underwriting Agreement contains customary representations, warranties, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”).

Certain of the Common Stock Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Company and its affiliates, for which they received or will receive customary fees and expenses.

The summary of the Common Stock Underwriting Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Offering of 8.0% Series A Perpetual Convertible Preferred Stock

On August 19, 2016, the Company and JEH LLC entered into an Underwriting Agreement (the “Preferred Stock Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (the “Preferred Stock Underwriters”) with respect to the offer and sale of 1,600,000 shares of the Company’s 8.0% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The Preferred Stock Underwriting Agreement also provided the Preferred Stock Underwriters an option to purchase an additional 240,000 shares of Preferred Stock within 30 days of the date of the Underwriting Agreement. The Preferred Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-211568), which became effective July 26, 2016, and an additional registration statement with respect thereto on Form S-3 (Registration No. 333-213201) filed under Rule 462(b) of the Act, which became effective upon filing on August 19, 2016.  The closing of the sale of Preferred Stock is expected to occur on August 26, 2016.

The Preferred Stock Underwriting Agreement contains customary representations, warranties, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the Company and the underwriters, including for liabilities under the Act.

Certain of the Preferred Stock Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Company and its affiliates, for which they received or will receive customary fees and expenses.

The summary of the Preferred Stock Underwriting Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Preferred Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1

Underwriting Agreement relating to the Class A Common Stock, dated as of August 19, 2016, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

1.2

Underwriting Agreement relating to the Preferred Stock, dated as of August 19, 2016, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: August 25, 2016	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1

Underwriting Agreement relating to the Class A Common Stock, dated as of August 19, 2016, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

1.2

Underwriting Agreement relating to the Preferred Stock, dated as of August 19, 2016, by and among Jones Energy, Inc., Jones Energy Holdings, LLC and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.